Exhibit (J)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 18, 2007, relating to the financial statements and financial highlights which appear in the March 31, 2007 Annual Report to Shareholders of Equity Opportunities Fund, Equity Income Fund, Mid Cap Value and Restructuring Fund, International Equity Fund, High Yield Fund, Blended Equity Fund, Large Cap Growth Fund, Value and Restructuring Fund, Small Cap Fund, International Fund, Emerging Markets Fund, Pacific/Asia Fund, Energy and Natural Resources Fund, Real Estate Fund, Core Bond Fund, Intermediate-Term Bond Fund, Short-Term Government Securities Fund, Money Fund, Treasury Money Fund, Government Money Fund, Long-Term Tax-Exempt Fund, Intermediate-Term Tax-Exempt Fund, Short-Term Tax-Exempt Securities Fund, New York Intermediate-Term Tax-Exempt Fund, California Short-Intermediate Term Tax-Exempt Income Fund, Tax-Exempt Money Fund and New York Tax-Exempt Money Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

Columbus, Ohio

June 28, 2007